SCHEDULE 14C

                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No. )


Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|   Definitive Information Statement

                          COLLEGE OAK INVESTMENTS, INC.
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)    Proposed maximum aggregate value of transaction:

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5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials:

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount previously paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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                          COLLEGE OAK INVESTMENTS, INC.
                          c/o 3 Park Avenue, 16th Floor
                            New York, New York 10016

                              INFORMATION STATEMENT
                            (Dated December 27, 2005)

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO OWN A MAJORITY (APPROXIMATELY 62.1%) OF THE OUTSTANDING SHARES OF COMMON STOCK OF COLLEGE OAK INVESTMENTS, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders (who are holders of record as of the close of business on December 16, 2005) of the common stock, $.001 par value per share ("Common Stock"), of College Oak Investments, Inc., a Nevada corporation ("we" or the "Company"), in connection with the following (the "Actions"):

      1. Changing the name of the Company from College Oak Investments, Inc. to Baseline Oil & Gas Corp.; and

      2. Amending and restating the Company's Articles of Incorporation, with the only amendment being the name change described above.

      Our Board of Directors has unanimously approved, and individuals who together own 12,581,500 shares (approximately 62.1%) of the 20,270,000 shares of Common Stock outstanding as of the date of this Information Statement, have consented in writing to, the Actions. Such approval and consent are sufficient under Section 78.320 of the Nevada General Corporation Law and our By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

      The Company completed two private placements of convertible notes in 2005, one in April for aggregate gross proceeds of $350,000 and one in November for aggregate gross proceeds of $2,375,000. If all of their convertible notes are converted, the investors from the April 2005 private placement will have the right to receive up to 1,820,000 newly-issued shares of Common Stock and the investors from the November 2005 private placement will have the right to receive up to 5,462,500 newly-issued shares of Common Stock.

      The address of the Company is 20022 Creek Farm, San Antonio, TX 78259.

                                CHANGE IN CONTROL

      On April 6, 2005, College Oak Investments, Inc. (referred to in this section as "College Oak") entered into a Plan and Agreement of Merger (the "Agreement") with Coastal Energy Services, Inc. a closely-held Delaware corporation ("Coastal"). Pursuant to the Agreement, College Oak acquired Coastal in exchange for 17,206,000 newly-issued shares of College Oak's Common Stock. The Agreement provided for the merger ("Merger") of Coastal with and into College Oak, whereby College Oak would be the surviving corporation. The Merger was effective on April 6, 2005 (the "Effective Date").

      On the Effective Date, all of the issued and outstanding shares of common stock of Coastal (17,206,000 shares) were converted into an equal number of shares of Common Stock of College Oak. In addition, each right to purchase shares of common stock of Coastal automatically became a right to purchase an equal number of shares of Common Stock of College Oak. Immediately prior to the Effective Date, options to acquire up to 500,000 shares of Coastal's common stock were outstanding. Immediately prior to the Effective Date, College Oak had 2,114,000 shares of Common Stock outstanding.

      On the Effective Date, College Oak assumed all of the obligations and liabilities of Coastal, including the repayment of certain convertible promissory notes discussed below. In addition, on the Effective Date, Coastal delivered the sum of $125,000 to College Oak, to discharge amounts owed by College Oak for prior legal services rendered to College Oak and for expenses incurred by College Oak in connection with the said merger transaction.

      Coastal was formed to pursue business opportunities in the energy industry. After the Merger, the business of Coastal was College Oak's only business.

      Pursuant to a private offering, immediately prior to the Effective Date, Coastal sold an aggregate of $350,000 of its Convertible Promissory Notes (each a "Note"; and, collectively the "Notes"). By virtue of the Agreement, College Oak assumed the obligations of the Notes. The face amount of each Note is equal to the amount of the holder's investment and bears interest at a rate of 10% per annum (payable in shares of Common Stock). Subject to the rights of the holders to convert the Notes at any time, principal and all accrued interest are payable on the date which is 12 months following the date as of which the Notes were issued (the "Maturity Date").

      If a holder elects to convert a Note into shares of Common stock, then such holder will receive such number of shares of College Oak's Common Stock equal to (a) the face value of his Note, together with accrued interest as of the date of the notice of conversion divided by (b) $0.25. In addition, each holder received an additional number of shares of Common Stock equal to (c) 20% of the face amount of his Note divided by (d) $0.25. If the holder has not converted the Note by the Maturity Date, the outstanding principal and accrued interest on the Note is required to be repaid on the Maturity Date.


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

      As a result of the Merger, a change of control of College Oak occurred as of the Effective Date. Prior to the Effective Date, the controlling shareholders of College Oak were Carey Birmingham and David Loev, who together held 87% of the issued and outstanding shares of Common Stock of College Oak. As of the Effective Date, Alan Gaines and Barrie Damson became the controlling shareholders of College Oak, each owning 27.9% of the issued and outstanding shares of Common Stock of College Oak as of the Effective Date.

                                   NAME CHANGE

      The Company intends to change its name from College Oak Investments, Inc. to Baseline Oil & Gas Corp. The Company believes that this name change is appropriate because its business focus is in the energy industry. The change in the Company's name will become effective upon the Company's filing of its Amended and Restated Articles of Incorporation, described below, with the Secretary of State of Nevada.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

      The Company intends to file with the Secretary of State of Nevada its Amended and Restated Articles of Incorporation, in the form attached hereto as Exhibit A, approximately 21 days after the date of this Information Statement. The only amendment to the Company's Articles of Incorporation will be with respect to the name of the Company. The restatement of the Company's Articles of Incorporation will serve to assemble all of the provisions of such Articles in one document.


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

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The Company has 20,270,000 shares of Common Stock outstanding as of December 13, 2005. The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of December 13, 2005 by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group:

Name of                                                           Percent
Beneficial Owner                    Number of Shares       of Outstanding Shares
----------------                    ----------------       ---------------------

Barrie Damson                         11,894,250 (1)                45.3%
Alan Gaines                           11,894,250 (1)                45.3%
Carey Birmingham                         483,000 (2)                 2.4%
Richard d'Abo                          1,186,000 (3)(4)              5.5%
Steven Barrenechea                       250,000 (4)                 1.2%
Richard Cohen                            200,000                       *
All Officers & Directors as a
Group (4 persons)                     12,827,250 (1)(2)(4)          48.2%

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* Less than 1%

(1) Includes 6,000,000 shares underlying a stock option, exercisable at $.05 per share.

(2) Includes 100,000 shares underlying a stock option, exercisable at $.05 per share.

(3)   Includes 936,000 shares underlying a convertible promissory note.

(4) Includes 250,000 shares underlying a stock option, exercisable at $.05 per share.

                                             By order of the Board of Directors,

                                             Carey G. Birmingham,
                                             President

December 27, 2005


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

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          COLLEGE OAK INVESTMENTS, INC.

                                   * * * * * *

      I, Carey G. Birmingham, President of College Oak Investments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, do hereby certify that the Articles of Incorporation of College Oak investments, Inc., originally filed with the Secretary of State of the State of Nevada on February 3, 2004, has been amended, and restated as amended, and such restatement has been approved in accordance with the provisions of Sections 78.390 and 78.403 of the General Corporation Law of the State of Nevada, and the following correctly sets forth the text of the Articles of Incorporation of College Oak Investments, Inc. as amended to the date hereof:

                                   ARTICLE I.

      The name of the corporation (hereinafter called the "Corporation") is:

                            Baseline Oil & Gas Corp.

                                   ARTICLE II.

      The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

      To engage in any lawful activity for which Corporations may be incorporated under the Nevada General Corporation Law.

                                  ARTICLE III.

      The total number of shares of stock that the Corporation shall have authority to issue is 150,000,000, consisting of 140,000,000 shares of common stock, par value $.001 per share ("Common Stock") and 10,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

      Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                                   ARTICLE IV.

      No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

                                   ARTICLE V.

      The Corporation shall have perpetual existence.

                                   ARTICLE VI.

      The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

                                  ARTICLE VII.

      The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented.

                                  ARTICLE VIII.

      The Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person which has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


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

                                   ARTILCE IX.

      The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE X.

      Shareholders of the Corporation shall not have cumulative voting rights or preemptive rights.

                                     * * * *

      The foregoing amendment and restatement of the Corporation's Articles of Incorporation has been approved by written consent of shareholders holding 12,581,500 (or 62.1%) of the 20,270,000 shares of the Corporation's Common Stock outstanding as of December 13, 2005.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Articles of Incorporation to be signed by its duly authorized officer this ___ day of ___________, 200_.

                                              COLLEGE OAK INVESTMENTS, INC.


                                              By:
                                                  ------------------------------
                                                  Carey G. Birmingham, President


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